Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2025 FIRST QUARTER RESULTS

DeRidder, LA – April 29, 2025 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the first quarter ended March 31, 2025.

	Three Months Ended March 31,
	2025	2024	% Change
	(in thousands, except per share data)
Net premiums earned	$68,885	$68,446	0.6%
Net investment income	6,652	7,366	-9.7%
Net realized gains (losses) on investments (pre-tax)	2	(222)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	(3,152)	4,776	NM
Net income	8,949	16,925	-47.1%
Diluted earnings per share	$0.47	$0.88	-46.6%
Operating net income	11,438	13,327	-14.2%
Operating earnings per share	$0.60	$0.69	-13.0%
Book value per share	$13.69	$15.74	-13.0%
Net combined ratio	89.1%	87.3%
Return on average equity	13.8%	22.8%

G. Janelle Frost, President and Chief Executive Officer, commented: “AMERISAFE’s continued top-line growth was driven by consistent new business gains and strong premium retention. Looking ahead, we see continued opportunity within our targeted high-hazard markets to generate profitable growth and deliver industry leading returns. Our ability to protect small to mid-sized businesses and support injured workers — backed by our committed employees and a strong balance sheet — remains central to our long-term strategy.”

INSURANCE RESULTS

	Three Months Ended March 31,
	2025	2024	% Change
	(in thousands)
Gross premiums written	$83,784	$80,074	4.6%

Net premiums earned	68,885	68,446	0.6%
Loss and loss adjustment expenses incurred	40,159	39,991	0.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	20,599	18,698	10.2%
Policyholder dividends	634	1,072	-40.9%

Underwriting profit (pre-tax)	$7,493	$8,685	-13.7%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%
Prior accident year loss ratio	-12.7%	-12.6%

Net loss ratio	58.3%	58.4%
Net underwriting expense ratio	29.9%	27.3%
Net dividend ratio	0.9%	1.6%

Net combined ratio	89.1%	87.3%

•	Voluntary premiums on policies written in the quarter were 7.1% higher than in the first quarter of 2024, driven by solid premium retention and continued momentum in new business production.

•

Payroll audits and related premium adjustments contributed $5 million to written premiums in the first quarter of 2025, compared to $6.4 million in the first quarter of 2024. While payroll audits and other premium adjustments remain a meaningful component of written premiums, the year-over-year decline reflects a moderation in wage inflation.

•

The loss ratio for the first quarter was 58.3%, compared to 58.4% in the first quarter of 2024. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.7 million.

•

For the quarter ended March 31, 2025, the underwriting expense ratio was 29.9%, compared to 27.3% in the prior-year quarter. The increase reflects continued investment in the business, as demonstrated by growth in both premium volume and policy count.

•

The effective tax rate for the quarter ended March 31, 2025, was 20.2% compared with 18.4% for March 31, 2024. The rate was slightly higher than last year due to a decrease in the proportion of tax-exempt interest income relative to taxable interest income and underwriting profit.

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INVESTMENT RESULTS

	Three Months Ended March 31,
	2025	2024	% Change
	(in thousands)
Net investment income	$6,652	$7,366	-9.7%
Net realized gains (losses) on investments (pre-tax)	2	(222)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	(3,152)	4,776	NM
Pre-tax investment yield	3.2%	3.3%
Tax-equivalent yield (1)	3.8%	3.7%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended March 31, 2025, decreased 9.7% to $6.7 million, due to a decrease in investable assets following the payment of the special dividend in the fourth quarter of 2024.

•

Net unrealized losses on equity securities were $3.2 million in the first quarter of 2025, driven by market volatility and lower valuations across the equity portfolio. These net unrealized losses contributed to the lower quarterly return on average equity.

•	As of March 31, 2025, the carrying value of the Company’s investment portfolio, including cash and cash equivalents, was $825.8 million.

CAPITAL MANAGEMENT

During the first quarter of 2025, the Company paid a regular quarterly cash dividend of $0.39 per share on March 21, 2025, which represented a 5.4% increase in the quarterly dividend compared with 2024. On April 29, 2025, the Company’s board of directors declared a quarterly cash dividend of $0.39 per share, payable on June 20, 2025, to shareholders of record as of June 13, 2025.

Book value per share at March 31, 2025, was $13.69, an increase of 1.3% from $13.51 at December 31, 2024.

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SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2025	2024
Net income	$8,949	$16,925
Less:
Net realized gains (losses) on investments	2	(222)
Net unrealized gains (losses) on equity securities (pre-tax)	(3,152)	4,776
Tax effect (1)	661	(956)

Operating net income (2)	$11,438	$13,327

Average shareholders’ equity (3)	$259,077	$296,773
Less:
Average accumulated other comprehensive loss	(8,072)	(7,967)

Average adjusted shareholders’ equity (2)	$267,149	$304,740

Diluted weighted average common shares	19,154,426	19,211,282
Return on average equity (4)	13.8%	22.8%
Operating return on average adjusted equity (2)	17.1%	17.5%
Diluted earnings per share	$0.47	$0.88
Operating earnings per share (2)	$0.60	$0.69

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for April 30, 2025, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-789-4783 (Conference Code 9449343) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenues:
Gross premiums written	$83,784	$80,074
Ceded premiums written	(4,179)	(3,926)

Net premiums written	$79,605	$76,148

Net premiums earned	$68,885	$68,446
Net investment income	6,652	7,366
Net realized gains (losses) on investments	2	(222)
Net unrealized gains (losses) on equity securities	(3,152)	4,776
Fee and other income	210	123

Total revenues	72,597	80,489

Expenses:
Loss and loss adjustment expenses incurred	40,159	39,991
Underwriting and other operating costs	20,599	18,698
Policyholder dividends	634	1,072
Provision for investment related credit loss benefit	(16)	(17)

Total expenses	61,376	59,744

Income before taxes	11,221	20,745
Income tax expense	2,272	3,820

Net income	$8,949	$16,925

Basic EPS:
Net income	$8,949	$16,925

Basic weighted average common shares	19,036,309	19,122,168
Basic earnings per share	$0.47	$0.89
Diluted EPS:
Net income	$8,949	$16,925

Diluted weighted average common shares:
Weighted average common shares	19,036,309	19,122,168
Restricted stock and RSUs	118,117	89,114

Diluted weighted average common shares	19,154,426	19,211,282
Diluted earnings per share	$0.47	$0.88

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Investments	$781,012	$788,778
Cash and cash equivalents	44,753	44,045
Amounts recoverable from reinsurers	114,278	117,019
Premiums receivable, net	156,746	142,659
Deferred income taxes	19,112	19,448
Deferred policy acquisition costs	20,422	19,151
Other assets	20,394	26,691

	$1,156,717	$1,157,791

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$639,965	$651,309
Unearned premiums	132,646	121,926
Insurance-related assessments	15,888	14,852
Other liabilities	107,405	112,363
Shareholders’ equity	260,813	257,341

Total liabilities and shareholders’ equity	$1,156,717	$1,157,791

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